Exhibit 2

PROSPECTUS

PUBLIC OFFERING FOR THE PURCHASE OF SHARES of

DISTRIBUCIÓN Y SERVICIO D&S S.A.

Registration in the Securities Registry No. 593

controlling company of

SOCIEDAD ANÓNIMA INMOBILIARIA

TERRENOS Y ESTABLECIMIENTOS COMERCIALES

Registration in the Securities Registry No. 414

and

ASTRO S.A.

Registration in the Securities Registry No. 1018

by

INVERSIONES AUSTRALES TRES LIMITADA, subsidiary of

WAL-MART STORES, INC.

INVERSIONES AUSTRALES TRES LIMITADA offers to purchase 6,520,000,000 shares in DISTRIBUCIÓN Y SERVICIO D&S S.A. for the price of U.S. $0.408 per share, payable in United States Dollars or its equivalent in Chilean pesos, as described in Section 6 of this prospectus, at the option of each accepting shareholder.

If, after reading this prospectus, you have any questions or need more information about the terms and conditions of the offer, you should promptly contact IM Trust S.A. Corredores de Bolsa, at the telephone numbers 600-450-1600 or (56 2) 450-1600, visit www.imtrust.cl or www.opadys.cl, write to opadys@imtrust.cl or personally visit the offices located at Avenida Apoquindo 3721, piso 9, Las Condes, Santiago.

Financial Advisor and

Lead Manager of the Tender Offer

IM Trust S.A. Corredores de Bolsa

Santiago, on December 23, 2008

This Prospectus has been prepared by IM Trust S.A. Corredores de Bolsa jointly with Inversiones Australes Tres Limitada for the purpose of providing general background on the tender offer, so that each shareholder may individually and independently evaluate the advisability of participating therein. Portions of this document have been prepared on the basis of the public information disclosed by Distribución y Servicio D&S S.A. as well as general public information that has not been independently verified by IM Trust S.A.Corredores de Bolsa or Inversiones Australes Tres Limitada, who shall not assume any liability therefor.

TABLE OF CONTENTS

1.	SUMMARY OF THE TENDER OFFER	3
2.	IDENTIFICATION OF BIDDER AND ITS CONTROLLING COMPANY	3
3.	RELATIONSHIPS BETWEEN BIDDER AND D&S	9
4.	PURPOSE OF THE TENDER OFFER AND BUSINESS PLAN	11
5.	CHARACTERISTICS OF THE TENDER OFFER	11
6.	PRICE AND PAYMENT TERMS AND CONDITIONS	12
7.	ACCEPTANCE OF TENDER OFFER	13
8.	GROUNDS FOR REVOCATION OF TENDER OFFER	15
9.	WITHDRAWAL RIGHT	20
10.	FINANCING OF TENDER OFFER	20
11.	GUARANTEE	20
12.	LEAD MANAGER OF THE TENDER OFFER	20
13.	INDEPENDENT ADVISORS OF BIDDER	21
14.	RISK FACTORS	21
15.	IMPACT OF THE TENDER OFFER ON THE SHARES	21
16.	MARKET PRICE AND DIVIDENDS	21
17.	INFORMATION PLACES	22

1. SUMMARY OF THE TENDER OFFER

Inversiones Australes Tres Limitada (“Bidder”), in compliance with the provisions of Section 202 of the Ley de Mercado de Valores (Securities Market Law) No. 18,045 (the “Securities Market Law”) and with what is set forth in the Norma de Carácter General (General Rule) No. 104 of the Superintendencia de Valores de Seguros (the “SVS”), has published in the newspapers El Mercurio and La Tercera on December 23, 2008 the notice of commencement (the “Notice of Commencement”) of a public offering for the acquisition of the publicly-held company Distribución y Servicio D&S S.A. (“D&S”), registered with the Securities Register of the SVS under number 593, and controlling company of Sociedad Anónima Inmobiliaria Terrenos y Establecimientos Comerciales, registered with the Securities Register of the SVS under No. 414, and of Astro S.A., registered with the Securities Register of the SVS under No. 1018.

Bidder intends to purchase 6,520,000,000 shares of D&S, representing 100% of its capital stock, (the “Tender Offer”) for the price of US$0.408 per share, payable in United States Dollars (“USD”) or its equivalent in Chilean pesos (“Pesos”), at the average of the exchange rate “Dólar Observado” (observed exchange rate) published by the Chilean Central Bank in the Official Gazette of the Republic of Chile (the “Official Gazette”) on the term of six business trading days ending on the date when the payment is due, at the option of the accepting shareholder (the “Price”). If the shareholder elects to receive Pesos, the exchange rate risk shall be assumed by the accepting shareholder.

The Tender Offer is subject to the condition consisting in at least 3,260,652,000 shares corresponding to 50.01% of the shareholding equity of D&S to be tendered to the Bidder according to the terms of the Tender Offer.

This document is the prospectus (the “Prospectus”) required by Section 203 of the Securities Market Law, contains the terms and conditions of the Tender Offer and establishes the procedures and mechanisms under which the shareholders of Target may accept to sell their shares to Bidder.

The Tender Offer is valid from 00:00 a.m. of December 24, 2008 until 24:00 p.m. of January 22, 2009 (the “Expiration Date”).

The Tender Offer shall be implemented by the procedure hereinafter included in the paragraph: “Implementation System” of this Prospectus. This process shall be carried out by IM Trust S.A. Corredores de Bolsa (“IM Trust”), in its capacity as lead manager of the Tender Offer.

The outcome of the Tender Offer shall be published (the “Notice of Outcome”) according to the provisions set forth in Section 212 of The Securities Market Law, on the third day following the expiration of the effective term of the Tender Offer, in the same newspapers in which the Notice of Commencement has been published.

The Price shall be paid, as explained in Section 6 of this Prospectus, from the fourth stock exchange business day following the publication of the Notice of Outcome and shall not accrue any interest or adjustments.

2. IDENTIFICATION OF BIDDER AND ITS CONTROLLING COMPANY

2.1 Bidder’s Information

2.1.1 Inversiones Australes Tres Limitada

Background: Inversiones Australes Tres Limitada, R.U.T. (Taxpayer’s Identification Number) No. 76,042,014-K, is a sociedad de responsabilidad limitada (limited liability company) incorporated and existing according to the laws in force in the Republic of Chile, having its principal place of business at Avenida Apoquindo 3721, office 124, Las Condes, Santiago.

Incorporation: Inversiones Australes Tres Limitada was incorporated by public deed dated October 20, 2008 executed in the Notarial Office located in the City of Santiago in charge of Mr. Iván Torrealba Acevedo. A certified copy of such deed was registered in back of page 49,361, No. 34,141, of the Registro de Comercio del Conservador de Bienes Raíces y Comercio (Real Property and Commercial Registry) of the City of Santiago corresponding to 2008, and was published in the Official Gazette on October 24, 2008.

Domicile: Such part of the province of Santiago over which the Conservador de Bienes Raíces y Comercio (Real Estate and Commerce Registrar) of Santiago has jurisdiction.

Purpose: to be engaged in investments in personal, tangible or intangible property, shares in companies, equity interests in other partnerships and associations, bonds, commercial goods, and other securities, both in Chile and in foreign countries, as well as to manage, transfer, use themand collect the proceeds thereof; and, generally, to perform all kind of acts and enter into all kind of contracts and agreements necessary for the fulfillment of the corporate purpose or the development of its corporate businesses and affairs.

Management: Inversiones Australes Tres is managed by the following individuals with broad powers:

Name	Chilean Taxpayer’s Registration Number	Office	Domicile
Mitchell W. Slape	Does not have	Representative	702 SW 8th Street, Bentonville, Arkansas, U.S.A. 72716

Raymond E. Liguori	Does not have	Representative	702 SW 8th Street, Bentonville, Arkansas, U.S.A. 72716

Gordon Y. Allison	Does not have	Representative	702 S.W. 8th Street, Bentonville, Arkansas, U.S.A. 72716

Matthew William Allen	Does not have	Representative	702 S.W. 8th Street, Bentonville, Arkansas, U.S.A. 72716

Shelley Renee Lieffring Wolf	Does not have	Representative	702 S.W. 8th Street, Bentonville, Arkansas, U.S.A. 72716

Michael Brett Biggs	Does not have	Representative	702 S.W. 8th Street, Bentonville, Arkansas, U.S.A. 72716

José María Eyzaguirre Baeza	7.011.679-0	Representative	Av. Apoquindo 3721, Piso 13, Las Condes, Santiago, Chile

Felipe Larraín Tejeda	7.049.011-0	Representative	Av. Apoquindo 3721, Piso 13, Las Condes, Santiago, Chile

Jorge Carraha Chahuán	8.547.357-3	Representative	Av. Apoquindo 3721, Piso 13, Las Condes, Santiago Chile

Supervision: Inversiones Australes Tres Limitada is limited liability company not audited by the SVS.

Equity interests in Other Companies – Related Parties: Inversiones Australes Tres Limitada does not hold any equity interests in other companies.

The following are related persons of Inversiones Australes Tres: (a) the representatives mentioned above; (b) Inversiones Australes Uno Limitada and WM SARHCO III, LLC (as hereinafter described in detail); and (c) the other companies forming part of the entrepreneurial group of Wal-Mart Stores, Inc., including the companies mentioned in (2.2) below.

2.2 Information about Bidder’s Controller

2.2.1 Previous Background

The interest holders of Inversiones Australes Tres Limitada are: (i) Inversiones Australes Uno Limitada, owner of 99.9% of the equity rights, and (ii) WM SARHCO III, LLC, owner of 0.1% of the equity rights. In turn, the partners of Inversiones Australes Uno Limitada are: (i) Inversiones Australes Dos Limitada, owner of 99.9% of the equity rights, and (ii) WM SARHCO III, LLC, owner of 0.1% of the equity rights. The partners of Inversiones Australes Dos Limitada are: (a) WM Latin American Holdings (BVI) III Corp., owner of 99.9% of the equity rights, and (ii) WM Latin American Holdings (BVI) II Corp., owner of 0.1% of the equity rights. Finally, (i) WM SARHCO III, LLC, (ii) WM Latin American Holdings (BVI) III Corp. and (iii) WM Latin American Holdings (BVI) II Corp. are indirect wholly owned subsidiaries Wal-Mart Stores, Inc.

2.2.2 Inversiones Australes Uno Limitada

Background: Inversiones Australes Uno Limitada, R.U.T. (Taxpayer’s Identification Number) No. 76,042,035-2, is a sociedad de responsabilidad limitada (limited liability company) incorporated and existing according to the laws in force in the Republic of Chile, having its principal place of business at Avenida Apoquindo 3721, office 124, Las Condes, Santiago.

Incorporation: Inversiones Australes Uno Limitada was incorporated by public deed dated October 20, 2008 executed in the Notarial Office located in the City of Santiago of Mr. Iván Torrealba Acevedo. A certified copy of such deed was registered in page 49,605, No. 34,303, of the Registro de Comercio del Conservador de Bienes Raíces y Comercio (Real Property and Commercial Registry) of the City of Santiago corresponding to the year 2008, and published in the Official Gazette on October 24, 2008.

Domicile: Such part of the province of Santiago over which the Conservador de Bienes Raíces y Comercio (Real Estate and Commerce Registrar) of Santiago has jurisdiction.

Purpose: to be engaged in investments in personal, tangible or intangible property, shares in companies, equity interests in other partnerships and associations, bonds, commercial goods and other securities, both in Chile and in foreign countries, as well as to manage, transfer, use them and collect any proceeds thereof; and to perform all kind of acts and enter into all kind of contracts and agreements necessary for the fulfillment of the corporate purpose or the development of its corporate businesses and affairs.

2.2.3 Inversiones Australes Dos Limitada

Background: Inversiones Australes Dos Limitada, R.U.T. (Taxpayer’s Identification Number) No. 76,042,005-0, is a sociedad de responsabilidad limitada (limited liability company) incorporated and existing according to the laws in force in the Republic of Chile, having its principal place of business at Avenida Apoquindo 3721, office 124, Las Condes, Santiago.

Incorporation: Inversiones Australes Dos Limitada was incorporated by public deed dated October 22, 2008 executed in the Notarial Office located in the City of Santiago of Mr. Iván Torrealba Acevedo. A certified copy of such deed was registered in page 49,605, No. 34,304, of the Registro de Comercio del Conservador de Bienes Raíces y Comercio (Real Property and Commercial Registry) of the City of Santiago corresponding to 2008, and was published in the Official Gazette on October 24, 2008.

Domicile: Such part of the province of Santiago over which the Conservador de Bienes Raíces y Comercio (Real Estate and Commerce Registrar) of Santiago has jurisdiction.

Purpose: to be engaged in investments in personal, tangible or intangible property, shares in companies, equity interests in other partnerships and associations, bonds, commercial goods and other securities, both in Chile and in foreign country, as well as to manage, transfer, use them and collect any proceeds thereof; and to perform all kind of acts and enter into all kind of contracts and agreements necessary for the fulfillment of the corporate purpose or the development of its corporate businesses and affairs.

2.2.4 WM SARHCO III, LLC

Background: WM SARHCO III, LLC, R.U.T. No. 59.146.420-5, is a limited liability company incorporated and existing according to the laws in force in the State of Delaware, United States of America, having its principal place of business at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America.

Incorporation: WM SARHCO III, LLC, was duly incorporated on December 9, 2008, granted before Ms. Harriet Smith Windsor, Secretary of State of the State of Delaware, and registered under File No. 4631263.

Domicile: Delaware, United States of America.

Purpose: to carry out any lawful act or activity for which a limited liability company may be organized under the laws of the State of Delaware, United States of America.

2.2.5 WM Latin American Holdings (BVI) III Corp.

Background: WM Latin American Holdings (BVI) III Corp., R.U.T. No. 59.146.390-K, is a corporation formed and existing according to the laws in force in British Virgin Islands, having its principal place of business at Romasco Place, Wickhams Cay I, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.

Incorporation: WM Latin American Holdings (BVI) III Corp. was incorporated on December 8, 2008 and duly registered in the Corporate Affairs Registry of the British Virgin Islands under record No. 1513033.

Domicile: Road Town, Tortola, British Virgin Islands.

Purpose: subject to the BVI Business Companies Act, 2004, and any other British Virgin Islands legislation, is to carry on or undertake any business or activity, do any act or enter into any transaction.

2.2.6 WM Latin American Holdings (BVI) II Corp.

Background: WM Latin American Holdings (BVI) II Corp., R.U.T. No. 59.146.410-8, is a corporation formed and existing according to the laws in force in the British Virgin Islands, having its principal place of business at Romasco Place, Wickhams Cay I, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.

Incorporation: WM Latin American Holdings (BVI) II Corp. was incorporated on December 8, 2008 and duly registered in the Corporate Affairs Registry of the British Virgin Islands under record No. 1513029.

Domicile: Road Town, Tortola, British Virgin Islands.

Purpose: subject to the BVI Business Companies Act, 2004, and any other British Virgin Islands legislation, is to carry on or undertake any business or activity, do any act or enter into any transaction.

2.2.7 Wal-Mart Stores, Inc.

Background: Wal-Mart Stores, Inc., is a public corporation formed and existing according to the laws in force in Delaware, United States of America, having its principal place of business at 702 SW 8th Street, Bentonville, Arkansas 72716. Wal-Mart Stores, Inc. has no R.U.T.

Incorporation: Wal-Mart Stores, Inc., was duly incorporated on October 31, 1969, granted before Mr. Eugene Bunting, Secretary of State of the State of Delaware, and registered under File No. 0732109.

Purpose: The corporate purpose of Wal-Mart Stores, Inc. is to engage in any lawful act for which corporations may be organized under the General Corporation Law of Delaware, United States of America.

Control: Alice L. Walton, Jim C. Walton, S. Robson Walton, the successors of Helen R. Walton (for whom the former three act) and the successors of John T. Walton (for whom the former three act) share the ownership, directly or through Walton Enterprises, LLC (for whom the former three act) of approximately 42.52% of the shares in Wal-Mart Stores, Inc. The rest of the shareholders equity in Wal-Mart Stores, Inc. is diluted and no person, either individual or legal entity, holds shares in Wal-Mart Stores, Inc. representing a higher percentage than 5%.

Supervised Entities: Wal-Mart Stores, Inc. does not own any equity interests either directly or indirectly in any companies audited or supervised by SVS. However, it is noted that certain retirement plans of Wal-Mart Stores, Inc., including those of its affiliates, invest in funds managed by third parties, which may hold investments in companies supervised by the SVS. In such cases, neither Wal-Mart Stores, Inc. nor its affiliates have any influence in the specific investment decisions of the referred funds nor in the voting rights inherent to such investments.

2.3 Economic and Financial Background

As Inversiones Australes Tres Limitada, Inversiones Australes Uno Limitada, Inversiones Australes Dos Limitada, WM SARHCO III, LLC, WM Latin American Holdings (BVI) III Corp. and WM Latin American Holdings (BVI) II Corp. are recently incorporated companies, the financial and economic background of Wal-Mart Stores, Inc. is herein below included.

2.3.1 Main Activities and Businesses

Wal-Mart Stores, Inc. operates retail stores in various formats around the world. Its operations include three business segments: Wal-Mart Stores, Sam’s Club and International.

Wal-Mart Stores segment is the largest segment of Wal-Mart Stores, Inc.’s business, accounting for 64.0% of the fiscal year ending 2008 (from February 1, 2007 to January 31, 2008) net sales and operates stores in three different formats in the United States, as well as online retail operations, www.walmart.com. Wal-Mart Stores retail formats include:

•	Supercenters, which average approximately 187,000 square feet in size and offer a wide assortment of general merchandise and a full-line supermarket;

•	Discount stores, which average approximately 108,000 square feet in size and offer a wide assortment of general merchandise and a limited variety of food products; and

•	Neighborhood Markets, which average approximately 42,000 square feet in size and offer a full-line supermarket and a limited assortment of general merchandise.

Sam’s Club segment consists of membership warehouse clubs in the United States and the segment’s online retail operations, samsclub.com. Sam’s Club segment accounted for 11.8% of the fiscal year ending 2008 net sales. The focus for Sam’s Club is to provide exceptional value on brand-name merchandise at “members only” prices for both business and personal use. The Sam’s Clubs average approximately 132,000 square feet in size.

At January 31, 2008, the International segment consisted of retail operations in 12 countries and Puerto Rico. This segment generated 24.2% of fiscal year 2008 net sales. The International segment includes numerous different formats of retail stores and restaurants, including discount stores, supercenters and Sam’s Clubs that operate outside the United States.

2.3.2 Financial Information

A summary of the financial information of Wal-Mart Stores, Inc. as of January 31, 2008 and January 31, 2007 follows. This information is prepared based on the balance sheet and statement of profits and losses of Wal-Mart Stores, Inc. for such period, and is denominated in USD millions:

Balance Sheet	as to January 31, 2008	as to January 31, 2007
Current assets	$47,585	$46,982
Investments	$115,929	$104,605
Total assets	$163,514	$151,587
Current liabilities	$58,454	$52,148
Long term liabilities	$40,452	$37,866
Equity	$64,608	$61,573
Total liabilities and equity	$163,514	$151,587

Statement of Profits and Losses
Earnings (Losses)	$378,799	$348,650
Expenses	$356,803	$328,153
Interest	$1,798	$1,529
Net profits (Losses)	$12,731	$11,284

(as reference, the exchange rate “Dólar Observado” for December 22, 2008 was $635.88).

Based on the balance sheet and the statement of profit and losses of Wal-Mart, Inc. for the periods ending on January 31, 2008 and January 31, 2007, the liquidity, indebtedness and profitability indexes of Wal-Mart Stores, Inc. prepared according to the Norma de Carácter General (General Rule) No. 100 of the SVS, are the following:

Indexes	as to January 31, 2008	as to January 31, 2007
Liquidity Ratios
Liquidity ratio: current assets / current liabilities	0.81	0.90
Acid ratio: available cash / current liabilities	0.10	0.15

Debt Ratios
Debt ratio: total liabilities / equity	1.53	1.46
Short term debt — debt ratio: short term debt / total debt	0.25	0.21
Financial expenses coverage	12.234	13.405

Yield
Equity yield ratio	0.2	0.2
Assets yield ratio	0.08	0.08

2.3.3 Risk Rating

Risk rating companies Standard & Poor’s and Fitch Ratings have rated the risks regarding the long term debt of Wal-Mart Stores, Inc. in AA. The risk rating company Moody’s Investors Services has rated risks regarding the long term debt of Wal-Mart Stores, Inc. in Aa2.

2.3.4 Listing of Securities on the Stock Exchange

Shares of Wal-Mart Stores, Inc. are listed on the New York Stock Exchange, in the city of New York, United States of America.

3. RELATIONSHIPS BETWEEN BIDDER AND D&S

3.1 Ownership

Inversiones Australes Tres Limitada is neither the owner of shares in D&S nor does it participate in the management thereof.

3.2. Significant Relationships

The Bidder, on one side, and, on the other, Messrs. Nicolás Ibáñez Scott and Felipe Ibáñez Scott, and certain affiliate companies of each of them (the “Principal Shareholders”) executed a contract in the English language named “Agreement to Tender” (the “Agreement to Tender”), dated as of December 19, 2008.

Pursuant to the Agreement to Tender, the Bidder agreed to launch the Tender Offer in the terms set forth in this Notice of Commencement and in this Prospectus, and the Principal Shareholders agreed to tender in the Tender Offer at least 23.4% of the shares of D&S, including shares evidenced in American Depositary Shares (“ADSs”), no later than five trading business days before the scheduled expiration of the Tender Offer. The Principal Shareholders agreed to tender up to an additional 10% over the 23.4% of the shares of D&S, if required by the Bidder to fulfill the success condition of the Tender Offer referred to in section 5.3 below. The Principal Shareholders agreed also, not to sell, transfer, pledge or otherwise encumber their shares of D&S, and agreed on their own and on behalf of their related persons, not to commence and to discontinue alternative negotiations regarding the Tender Offer.

The Agreement to Tender includes representations and warranties in respect of the Principal Shareholders and in respect of D&S, and certain positive and negative covenants, and subject to the terms and conditions set forth therein, the Principal Shareholders agreed to indemnify the Bidder for the any lack of veracity or inaccuracy of such declarations and warranties, and by the failure to comply with such covenants.

On the same December 19, 2008, the Bidder, on one side, and, on the other, the Principal Shareholders executed a contract in the English language named “Stockholders’ Agreement” (the “Stockholders’ Agreement”), pursuant to which the parties have agreed on certain corporate governance rules on D&S and restrictions to the transfer of shares of D&S.

The Stockholders’ Agreement will become effective only after successful completion of the Tender Offer.

The Stockholders’ Agreement regulates procedures for financial reporting and management, the election of directors and chairman, the composition of certain committees and the composition of the board of directors of certain subsidiaries of D&S.

Similarly, subject to the terms and conditions of the Stockholders’ Agreement, the Bidder has agreed to vote the remainder of its shares of D&S, after electing the majority of the members of the board of D&S, in favor of the candidates proposed by the Principal Shareholders. On the other side, upon request of the Bidder, the Principal Shareholders have agreed to vote jointly with the Bidder on such matters that require a 2/3 quorum of the issued voting shares.

Pursuant to the Stockholders’ Agreement, the parties assumed certain non-compete obligations with D&S in Chile, subject to certain exceptions, like passive investments (less than 3%) in competing companies that are publicly traded.

Also, it was agreed, subject to applicable law, that the annual dividend shall be an amount equal to the higher of the legal minimum and five (5) Pesos per share of D&S (subject to adjustment per inflation), and a three-year term was set in which mutual agreement of the parties is required to materialize capital increases in excess of US$500 million (except for refinance of existing debt).

The Stockholders’ Agreement also contemplates the execution of services license and technical assistance agreements between D&S and the parent of the Bidder, Wal-Mart Stores, Inc., which shall be entered into in arms’ length terms similar to those that usually prevail in the market.

There are also restrictions to the transfer of the shares of D&S held by the Principal Shareholders, having the Bidder a right of first offer over the shares of D&S that the Principal Stockholders intend to sell.

Finally, in consideration of the obligations and restrictions assumed by the Principal Shareholders in the Agreement to Tender and in the Stockholders’ Agreement, and only to the extent the Tender Offer is successful, the Bidder has agreed under the Stockholders’ Agreement to execute with the Principal Shareholders a contract in the English language named “Put Agreement” (the “Put Agreement”) and cause that D&S executes with the Principal Shareholders a contract in the English language named “Offering Rights Agreement” (the “Offering Rights Agreement”), in respect of the shares of D&S that the Principal Shareholders do not tender in the Tender Offer.

Pursuant to the Put Agreement, the Principal Shareholders shall have the right, starting on the 2nd anniversary and ending on the 7th anniversary of the contract, for up to two times, to sell all or part of their shares of D&S to the Bidder. Similarly, at any time that the Bidder requires that the Principal Shareholders vote together with the Bidder on such matters that require a special quorum of 2/3 of the issued voting shares, the Principal Shareholders shall have the same put right. The sale price of the shares of D&S subject to the Put Agreement is not guaranteed, and shall be the market price determined by the parties with the assistance of investment banks. In case there is no agreement, the final price shall be determined by a third investment bank.

Pursuant to the Offering Rights Agreement, and subject to the terms and conditions set forth therein, the Principal Shareholders may, after the expiration of a 180-day period following the termination of the Tender Offer, require in three opportunities that D&S prepare the documentation needed to effect an offering of the shares of D&S held by the Principal Shareholders. Such Offering shall be done in Chile and, subject to certain restrictions, in the United States of America or other eligible jurisdictions. The costs of these placements shall be borne by Principal Shareholders, unless D&S decides to include its own shares in those placements. Finally, the Principal Shareholders may add their shares to an offering commenced by D&S.

The foregoing is a summary of the major terms and conditions of the contracts referred to above, with the purpose of satisfying the disclosure requirements of General Regulation N° 104, and does not replace the purpose and scope of the provisions included in the Agreement to Tender, the Stockholders’ Agreement, the Put Agreement and the Offering Rights Agreement.

3.3 Previous Contacts

The relationship between the Principal Shareholders and Wal-Mart Stores, Inc. extends for several years. On what concerns the negotiations resulting in the contracts mentioned in the preceding paragraph 3.2, they formally commenced with non-binding indications of interest in May of 2008. Starting on such date, the negotiations progressed gradually, both in Chile and abroad. During the negotiations, Wal-Mart Stores, Inc. conducted a legal, financial and operational due diligence, for which D&S started submitting information on the basis of a confidentiality agreement executed in August of 2008.

4. PURPOSE OF THE TENDER OFFER AND BUSINESS PLAN

4.1. Purpose of the Tender Offer

The purpose of Bidder is to acquire 6,520,000,000 shares of D&S, representing 100% of its capital stock.

4.2. Business Plan

The success of the Tender Offer shall enable D&S to continue operating in those markets where it currently operates as it has been doing in the past, and enable D&S to access the strengths and expertise of Wal-Mart Stores, Inc.

Without prejudice to what Bidder may decide in the future, and according to what is set out in this paragraph, Bidder represents for the purpose of complying with the provisions of paragraph I.5.b) of Section II of the Norma de Carácter General (General Rule) No. 104 of the SVS, that for the next 12 months Bidder does not intend or purport: (i) to merge, reorganize or wind up D&S or any subsidiaries thereof (exception made by eventual reorganizations and mergers of the subsidiaries which group the segments Express de Lider and Hiper Lider); (ii) to sell or transfer a substantial part of the assets of D&S or of any subsidiaries thereof; (iii) to make any material changes in D&S; or (iv) cancel the registration of D&S in the Securities Registry of the Chilean Superintendencia de Valores y Seguros (Superintendence of Insurance and Security), may possibly cancel the inscription of D&S and delist it from securities markets other than Chilean.

Statements of future facts or events are subject to risks that are not always known, to uncertainties and other factors, which may cause certain claims to vary or may modify them. Therefore, the development of events may significantly differ from those contemplated as of this date in the statements of future facts or events. Therefore, Bidder is not liable for any of the variations or modifications that may suffer future facts or events as a consequence of new circumstances.

4.3 Agreements with Shareholders.

None, except for what was previously stated in the paragraph “Significant Relationships” in number 3.2 above.

5. CHARACTERISTICS OF THE TENDER OFFER

5.1 Total Amount of the Transaction.

The total amount of the Tender Offer is U.S. $2,660,160,000.00, at U.S. $0.408 per share in D&S, payable in USD or its equivalent in Pesos, at the average of the exchange rate “Dólar Observado” (observed exchange rate) published by the Chilean Central Bank in the Official Gazette each day for the period of six business trading days ending on the date when the payment is due, at the option of the accepting shareholder. If the accepting shareholder does not indicate anything at the moment of accepting the Tender Offer, it shall be understood that it opts for receiving the price in USD. If the shareholder elects to receive Pesos, the exchange rate risk shall be assumed by the accepting shareholder.

5.2 Shares; Markets; Quantity; Apportionment; Reduction.

The Tender Offer consists of 6,520,000,000 shares in D&S, representing 100% of the capital stock of such company.

The Tender Offer is implemented in Chile. At the same time, the offer to purchase ADSs, which represent approximately 3.3% of the capital stock of D&S, is being made in the United States in reliance on the exemption from certain requirements of Regulation 14D and Regulation 14E of the U.S. Securities Exchange Act of 1934, as amended, provided by Rule 14d-1. Considering that the shares of D&S are traded on the Latibex in Spain, in order to comply with local applicable rules, the existence of the Tender Offer will be communicated in such country.

The terms of the Tender Offer do not contemplate any pro-rata mechanisms.

Should, upon the Expiration Date, the number of shares comprised in the acceptances of the Tender Offer be lower than the amount of shares offered to buy, Bidder reserves the right, according to Section 210 of The Securities Market Law, to reduce the Tender Offer by the number of shares comprised in such acceptances. Bidder’s decision to reduce the Tender Offer as stated herein shall be notified in the Notice of Outcome.

5.3 Success Condition.

THE TENDER OFFER IS SUBJECT TO THE CONDITION THAT AT LEAST 3,260,652,000 SHARES, EQUIVALENT TO 50.01% OF THE CAPITAL STOCK OF D&S BE TENDERED TO BE SOLD TO BIDDER UNDER THE TERMS OF THE OFFER (INCLUDING, IN THIS CALCULATION, THE TENDERS OF ADSs IN THE OFFER LAUNCHED IN THE UNITED STATES OF AMERICA). THIS SUCCESS CONDITION OF THE TENDER OFFER HAS BEEN ESTABLISHED FOR THE SOLE BENEFIT OF BIDDER, WHO MAY WAIVE IT AT ITS SOLE DISCRETION.

5.4 Effective Term

The Tender Offer shall be in full force and effect for the term of 30 calendar days starting at 00:00 on December 24, 2008 and ending at 24:00 on January 22, 2009.

5.5 Date and Newspapers for Publishing the Notice of Outcome

Bidder shall report the outcome of the Tender Offer by publishing the Notice of Outcome within the term of 3 days following the Expiration Date in the same newspapers that published the Commencement Notice, i.e., El Mercurio and La Tercera.

5.6 Eligible Shareholders

The Tender Offer is addressed to all shareholders of D&S.

5.7 Implementation System

The operation shall be implemented over the counter, using a software developed, maintained and operated by the Bolsa de Comercio de Santiago – Bolsa de Valores (Santiago Stock Exchange), which is available in its trade counters from Monday to Friday between 9:00 and 17:30, excluding holidays, exception made by the Expiration Date of the effective term when such system shall be available until 24:00.

Persons who wish to sell their shares to the Bidder under the Tender Offer and its relevant Notice of Commencement shall grant their acceptance during the effective term of the Tender Offer or its extention, as indicated Section 7 below.

The acquisition by the Bidder of the shares offered shall be executed, in case the Tender Offer is successful, on the date of the publication of the Notice of Outcome. According to the provisions of Section 212 of the Securities Market Act, the date of the acceptances and the execution date of the transfers of shares shall be the publication date of said Notice of Outcome.

6. PRICE AND PAYMENT TERMS AND CONDITIONS

6.1 Price

The total price of the Tender Offer is U.S. $0.408 per share in D&S, payable in USD or its equivalent in Pesos, at the average of the exchange rate “Dólar Observado” (observed exchange rate) published by the Chilean

Central Bank in the Official Gazette each day for the period of six business trading days ending on the date when the payment is due, at the option of the accepting shareholder. If the accepting shareholder does not indicate anything at the moment of accepting the Tender Offer, it shall be understood that it opts for receiving the price in USD. If the shareholder elects to receive Pesos, the exchange rate risk shall be assumed by the accepting shareholder.

6.2 Control Premium

The Price represents a control premium of 34.78% over the current market price of each share in D&S, which according to the legal definition is $192.49. The market price determined according to Section 199 of The Securities Market Law has been taken into account to determine such control premium, based on the date on which shares in D&S would be actually acquired January 25, 2009. Moreover, the “Dólar Observado” (daily observed exchange rate) published on December 22, 2008 which amounted to $635.88 was taken into account.

6.3 Payment Conditions

The Price shall be paid in USD or in Pesos, at the option of the accepting shareholder, by check or electronic transfer of funds. The Price shall not accrue any indexation or interest.

6.4 Term and Place of Payment

The Price shall be paid, provided always the Tender Offer is successful, from the fourth trading business day following the publication of the Notice of Outcome.

Such payment shall be made as follows:

— to those shareholders who have sold their shares by means of acceptances given to IM Trust, the Price shall be paid by check or electronic transfer to the name of the relevant shareholder, which shall be available for the shareholder or shall be made, as the case may be, from the fourth trading business day following the publication of the Notice of Outcome, at the offices of IM Trust located at Avenida Apoquindo 3721, 9th floor, Las Condes, Santiago; and

— to those shareholders who have sold their shares by means of acceptances given to securities broker other than IM Trust, the Price shall be directly paid by the relevant securities broker by check or electronic transfer to the name of the relevant shareholder, which shall be at the disposal of the shareholder or shall be made, as the case may be, at the offices of the securities broker on the fourth trading business day following the publication of the Notice of Outcome.

IM Trust shall agree with the other participating stockbrokers the commission to be paid on behalf of the Bidder for the orders received from said stockbrokers corresponding to non-institutional investors, which shall be made available to the public in accordance to the regulations applicable to stockbrokers.

7. ACCEPTANCE OF TENDER OFFER

7.1 Acceptance

The shares tendered which correspond to acceptances to the Tender Offer shall be registered in the name of the selling shareholder, fully paid and free of any liens, encumbrances, prohibitions, attachments, litigations, preliminary injunctions, conditions precedent and “resolutory conditions” (condiciones resolutorias), preemptive right or right of first refusal of third parties, third parties’ rights or interests enforceable against Bidder and, in general, any other circumstance that prevents or restricts the free assignment, transfer or ownership thereof (the “Liens”).

Shareholders who wish to accept the Tender Offer shall do so only during the effective term thereof, by means of a written order to sell their shares, subject to the terms and conditions of the Tender Offer, which shall be directly delivered to the IM Trust offices located at Avenida Apoquindo 3721, 9th floor, Las Condes, Santiago, or to any other securities broker. Acceptance shall be delivered from Monday to Friday from 9:00 until 17:30 (except on the Expiration Date, when the term shall be until 24:00 at the offices of IM Trust), by subscribing at the same time a transfer of shares to IM Trust or to the appropriate securities broker, as the case may be, for the total number of shares intended to be sold.

Moreover, the following documents are to be delivered to the securities broker:

(i) the original stock certificate/s held by it and/or a certificate to be issued to such effect by the department of shares in D&S (located at Huérfanos 770, 22 floor, Santiago) evidencing that the stock certificate/s is/are deposited with such company;

(ii) the certificate to be issued to such effect by the department of shares of D&S, evidencing that there is no proof in the corporate records that the shares are subject to any Liens, and thus it is possible to register the same in favor of IM Trust or the relevant securities broker;

(iii) a copy authenticated by a Notary Public, on both sides, of the individual-shareholder’s identity card, his/her representative, if appropriate, or that of the representative of the shareholder if a company, the original of which shall be shown upon subscription of the acceptance. The fact that it is a true copy of the original shall be authenticated by a Notary Public or verified by the relevant securities broker.

(iv) the original or an authenticated copy of the power of attorney in force which shall contain sufficient powers to act as representative, granted or authenticated before a Notary Public; and

(v) an authenticated copy of the legal background of the shareholder if a company. Furthermore, the accepting shareholder shall have the customer’s card and the custodian agreement executed with the securities broker duly signed along with a good standing certificate in force.

Should a transfer of shares be objected to for any legal reason by the department of shares of D&S and should such objection not be cured within the effective term of the Tender Offer, the relevant acceptance shall be automatically cancelled, and deemed to all effects as never made, and IM Trust or the appropriate securities broker shall return to the shareholder the stock certificate and background furnished, as indicated in number 7.2 below.

The Administradoras de Fondos de Pensiones (Pension Fund Managing Companies) y Administradoras de Fondos Mutuos (Mutual Fund Managing Companies), acting on behalf of the funds managed by them, and other institutional investors who are required to have their investments in their own name until their sale, and who decide to participate in the Tender Offer, shall be governed by those regulatory procedures and mechanisms required by the legislation applicable to their transactions, and shall deliver their acceptance exclusively to IM Trust within the effective term of the Tender Offer or its extension, being not required to deliver a shares transfer form or the shares certificates mentioned in number (i) above. However, such documents shall be delivered to IM Trust along with the payment to the relevant institutional investor of the price for its shares sold under this process.

7.2 Return of Shares

With regard to those shares not acquired by Bidder because they do not conform with the terms and conditions of the Tender Offer, or because the Tender Offer has been revoked or declared unsuccessful, the shares along with all the documents delivered by the shareholders shall be made available to the relevant shareholders immediately. Consequently, the shareholders who have accepted the Tender Offer shall not be entitled to any compensation, payment or reimbursement as a consequence thereof, nor shall it imply any obligation or responsibility for Bidder, its attorneys-in-fact, agents, advisors or representatives.

8. GROUNDS FOR REVOCATION OF TENDER OFFER

THE OFFER SHALL LAPSE IF: (A) ANY OF THE EVENTS DESCRIBED BELOW (THE “REVOCATION EVENTS”) OCCURS AND IS NOT CURED BY THE BUSINESS DAY IMMEDIATELY PRECEDING THE EXPIRATION DATE; AND (B) THE BIDDER GIVES NOTICE OF THE OCCURRENCE OF A REVOCATION EVENT AND REVOKES THE OFFER SINCE IT HAS NOT BEEN CURED.

FOR ALL PURPOSES, THE REVOCATION CONDITIONS ARE ESTABLISHED FOR THE EXCLUSIVE BENEFIT OF THE BIDDER, WHO MAY WAIVE THEM AT ITS EXCLUSIVE DISCRETION.

THE NOTICE BY THE BIDDER OF THE OCCURRENCE OF A REVOCATION EVENT SHALL BE GIVEN BY PUBLICATION IN THE SAME NEWSPAPERS IN WHICH THE NOTICE OF COMMENCEMENT WAS PUBLISHED, AND THE PROCEDURE OUTLINED IN PRECEDING NUMERAL 7.2 FOR THE DEVOLUTION OF THE SHARES AND OTHER DOCUMENTS SHALL BE FOLLOWED.

THE REVOCATION CONDITIONS ARE:

(A) IF D&S OR ANY OF ITS SUBSIDIARIES SHALL COMMENCE AN ACTION SEEKING TO HAVE AN ORDER FOR RELIEF TO BE ADJUDICATED BANKRUPT OR A CREDITOR OF D&S OR ANY OF ITS SUBSIDIARIES SHALL COMMENCE A PROCEEDING SEEKING TO HAVE ANY SUCH PERSON ADJUDICATED BANKRUPT AND SUCH PROCEEDING IS NOT DISMISSED.

(B) IF THERE SHALL BE FILED OR PENDING ANY SUIT, ACTION OR PROCEEDING BEFORE ANY GOVERNMENTAL OR REGULATORY AUTHORITY, DOMESTIC OR FOREIGN, HAVING JURISDICTION OVER BIDDER, D&S, THE SELLING STOCKHOLDERS OR THEIR RESPECTIVE AFFILIATES:

(I) CHALLENGING THE ACQUISITION BY BIDDER OF SOME OR ALL OF THE SHARES, OR SEEKING TO RESTRAIN OR PROHIBIT THE MAKING OR CONSUMMATION OF THE OFFER, RESULTING IN A DELAY IN BIDDER’S ABILITY TO CONSUMMATE THE OFFER OR MAKING MATERIALLY MORE COSTLY TO BIDDER THE MAKING OR CONSUMMATION OF THE OFFER. FOR PURPOSES OF THIS PROVISION, THE TERM “MATERIALLY MORE COSTLY” WITH RESPECT TO THE OFFER SHALL MEAN AN INCREASE OF FIVE PERCENT (5%) OR MORE ABOVE THE AGGREGATE OFFER PRICE AS OF THE DATE OF COMMENCEMENT OF THE OFFER;

(II) SEEKING TO IMPOSE MATERIAL LIMITATIONS ON THE ABILITY OF BIDDER, OR TO RENDER BIDDER UNABLE, TO PURCHASE SOME OR ALL OF THE SHARES, OR SEEKING TO REQUIRE DIVESTITURE OF SOME OR ALL OF THE SHARES OR OF ANY MATERIAL ASSETS OF BIDDER, D&S OR THEIR RESPECTIVE AFFILIATES AS A RESULT OF OR IN CONNECTION WITH THE OFFER;

(III) SEEKING TO PROHIBIT OR IMPOSE MATERIAL LIMITATIONS ON THE OWNERSHIP OR OPERATION BY BIDDER OF ALL OR ANY PORTION OF THE BUSINESSES OR ASSETS OF BIDDER, D&S OR ANY OF THEIR SUBSIDIARIES, AS A RESULT OF OR IN CONNECTION WITH THE CONSUMMATION OF THE OFFER, OR TO COMPEL ANY OF SUCH PERSONS TO DISPOSE OF, LICENSE OR HOLD SEPARATE ANY MATERIAL PORTION OF SUCH BUSINESSES OR ASSETS AS A RESULT OF OR IN CONNECTION WITH THE CONSUMMATION OF THE OFFER; OR

(IV) SEEKING TO IMPOSE MATERIAL LIMITATIONS ON THE ABILITY OF BIDDER TO EFFECTIVELY EXERCISE FULL RIGHTS OF OWNERSHIP OF THE SHARES TO BE ACQUIRED IN THE OFFER, INCLUDING THE RIGHT TO VOTE THE SHARES TO BE ACQUIRED IN THE OFFER.

(C) IF THERE SHALL BE ANY STATUTE, RULE, REGULATION, JUDGMENT, ORDER OR INJUNCTION ENACTED, ENTERED, ENFORCED, PROMULGATED OR WHICH IS DEEMED APPLICABLE PURSUANT TO AN AUTHORITATIVE INTERPRETATION BY OR ON BEHALF OF ANY GOVERNMENTAL OR REGULATORY AUTHORITY HAVING JURISDICTION OVER BIDDER, THE D&S, THE SELLING STOCKHOLDERS OR THEIR RESPECTIVE AFFILIATES:

(I) RESULTING IN ANY OF THE CONSEQUENCES REFERRED TO IN ANY OF THE FOUR SUB-PARAGRAPHS OF THE IMMEDIATELY PRECEDING SECTION (B);

(II) MAKING THE OFFER OR ANY TRANSACTION ILLEGAL, MATERIALLY CHANGING THE OFFER OR ANY TRANSACTION, OR RESTRICTING, PROHIBITING, CHALLENGING OR OTHERWISE PREVENTING OR DELAYING THE CONSUMMATION OF THE OFFER OR ANY TRANSACTION; OR

(III) MAKING BIDDER’S OWNERSHIP OF THE SHARES TO BE ACQUIRED IN THE OFFER OR THE OPERATION OF D&S BUSINESSES MORE COSTLY. FOR PURPOSES OF THIS PROVISION, THE TERM “MORE COSTLY” WITH RESPECT TO THE SHARES SHALL MEAN AN INCREASE OF FIVE PERCENT (5%) OR MORE ABOVE THE AGGREGATE OFFER PRICE AS OF THE DATE OF COMMENCEMENT OF THE OFFER, AND THE TERM “MORE COSTLY” WITH RESPECT TO THE OPERATION OF D&S BUSINESSES SHALL MEAN AN ACTION THAT WOULD HAVE THE EFFECT OF DECREASING ANNUALIZED OPERATING INCOME OF D&S (Y) ON A RECURRING BASIS BY US$25 MILLION OR MORE OR (Z) ON A ONE-TIME BASIS BY US$80 MILLION OR MORE.

(D) IF D&S OR ANY OF ITS SUBSIDIARIES, INDIVIDUALLY OR IN THE AGGREGATE:

(I) MODIFIES IN ANY WAY THE AMOUNT OF CAPITAL AND/OR NUMBER OF SHARES OR QUOTA RIGHTS ISSUED, WHETHER PURSUANT TO AN AMENDMENT OF THE RESPECTIVE ESTATUTOS, ISSUANCE OF OPTIONS OR WARRANTS, OR ENTERING INTO ANY OTHER CONTRACT WITH SIMILAR EFFECT;

(II) ACQUIRES ITS OWN SHARES OR QUOTA RIGHTS;

(III) DECLARES OR PAYS ANY DIVIDEND OR OTHER DISTRIBUTION ON ANY SHARES OF CAPITAL STOCK OF D&S;

(IV) ALTERS OR PROPOSES TO ALTER ANY MATERIAL TERM OF ANY OUTSTANDING SECURITY;

(V) ENTERS INTO OR AMENDS ANY EMPLOYMENT, SEVERANCE OR SIMILAR AGREEMENT WITH ANY OFFICER OF D&S, OR ANY MATERIAL ARRANGEMENT OR PLAN WITH ANY EMPLOYEE OR GROUP OF EMPLOYEES OUTSIDE THE ORDINARY COURSE OF BUSINESS;

(VI) SELLS, DIVESTS OR OTHERWISE DISPOSES OF ANY ASSET REPRESENTING MORE THAN TWO PERCENT (2%) OF THE AGGREGATE VALUE OF ITS ASSETS OTHER THAN IN THE ORDINARY COURSE OF BUSINESS;

(VII) SELLS, DIVESTS OR OTHERWISE DISPOSES ITS STOCKHOLDER OR EQUITY INTEREST IN ANY OF THE PRINCIPAL OPERATING SUBSIDIARIES;

(VIII) INCREASES ITS INDEBTEDNESS BY MORE THAN TEN PERCENT (10%), WHETHER THROUGH LOANS, BONDS, SUPPLIER CREDIT, CAPITAL LEASES OR ANY OTHER FINANCING STRUCTURE (WITHOUT TAKING INTO ACCOUNT WHETHER SUCH INDEBTEDNESS SHOULD BE INCLUDED IN THE FINANCIAL STATEMENTS IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES), OTHER THAN INDEBTEDNESS FOR WORKING CAPITAL IN THE ORDINARY COURSE OF BUSINESS; OR

(IX) ENTERS INTO ANY AGREEMENT TO MERGE, CONSOLIDATE, COMBINE OR TRANSFER ANY OF ITS BUSINESSES OR ASSETS, OR A TRANSACTION OR SERIES OF TRANSACTIONS HAVING A SIMILAR RESULT.

(E) THE PRINCIPAL STOCKHOLDERS DIRECTLY OR INDIRECTLY THROUGH THEIR AFFILIATES OR OTHERWISE SELL, TRANSFER, PLEDGE OR OTHERWISE TRANSFER OR ENCUMBER, OR ENTER INTO ANY AGREEMENT OR ARRANGEMENT TO, DIRECTLY OR INDIRECTLY THROUGH THEIR AFFILIATES, SELL, TRANSFER, PLEDGE OR OTHERWISE TRANSFER OR ENCUMBER, THE SHARES THEY OWNED DIRECTLY OR INDIRECTLY AFTER THE OFFER WAS ANNOUNCED (OTHER THAN TRANSFERS UNDER THE OFFER AND CERTAIN PERMITTED AFFILIATE TRANSFERS, EACH PURSUANT TO THE TERMS OF THE AGREEMENT TO TENDER) THAT, AFTER GIVING EFFECT TO THE OFFER, MAKE THEM OWN DIRECTLY OR INDIRECTLY LESS THAN THEIR CURRENT DIRECT OR INDIRECT OWNERSHIP OF THE SHARES AS OF THE DATE OF THE AGREEMENT TO TENDER, IN EACH CASE, FREE AND CLEAR OF ANY LIENS, ENCUMBRANCES, CONDITIONAL ASSIGNMENTS, PROXIES OR ANY OTHER CONTRACT AFFECTING OWNERSHIP OR STOCKHOLDERS’ RIGHTS (OTHER THAN PURSUANT TO THE STOCKHOLDERS AGREEMENT WITH BIDDER DISCLOSED IN THE OFFER).

(F) IF ANY OF THE REPRESENTATIONS AND WARRANTIES REGARDING D&S OR ITS SUBSIDIARIES CONTAINED IN ARTICLE IV OF THE AGREEMENT TO TENDER SHALL NOT BE TRUE AND CORRECT IN ALL MATERIAL RESPECTS AS OF THE BUSINESS DAY IMMEDIATELY PRECEDING THE EXPIRATION DATE FOR THE OFFER, WITH THE SAME FORCE AND EFFECT AS IF MADE ON AND AS OF SUCH DATE (EXCEPT FOR REPRESENTATIONS AND WARRANTIES THAT RELATE TO A SPECIFIC DATE OR TIME, WHICH NEED ONLY BE TRUE AND CORRECT IN ALL MATERIAL RESPECTS AS OF SUCH SPECIFIC DATE OR TIME); PROVIDED THAT THE STANDARD “TRUE AND CORRECT IN ALL MATERIAL RESPECTS” SHALL NOT BE DEEMED BREACHED IF THE INACCURACIES IN OR BREACHES OF THE REPRESENTATIONS AND WARRANTIES DO NOT GIVE RISE TO AN UNDISCLOSED LIABILITY EXCEEDING US$50.0 MILLION (BUT WITHOUT TAKING INTO ACCOUNT WHETHER SUCH LIABILITY SHOULD BE INCLUDED IN THE FINANCIAL STATEMENTS IN ACCORDANCE TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AS APPLICABLE TO D&S IN THE PREPARATION OF ITS FINANCIAL STATEMENTS).

(G) IF D&S SHALL HAVE BREACHED OR FAILED TO COMPLY IN ANY MATERIAL RESPECT WITH ANY RULE OR REGULATION APPLICABLE TO IT OR ITS SECURITIES UNDER STATUTES, RULES OR REGULATIONS APPLICABLE TO IT OR ITS SECURITIES, INCLUDING THE RULES AND REGULATIONS OF THE SUPERINTENDENCIA DE VALORES Y SEGUROS, SECURITIES AND EXCHANGE COMMISSION, COMISION NACIONAL DE MERCADO DE VALORES DE ESPAÑA, SANTIAGO STOCK EXCHANGE, NEW YORK STOCK EXCHANGE OR MADRID STOCK EXCHANGE; PROVIDED, THAT, SUCH BREACH OR FAILURE TO COMPLY RELATED TO OBLIGATIONS UNDERTAKEN WITH RESPECT TO THE OFFER OR OTHERWISE AFFECTS THE OFFER.

(H) A DECLINE IN EXCESS OF TWENTY PERCENT (20)% BETWEEN THE AVERAGE CLOSING PRICE OF THE INDICE DE PRECIOS SELECTIVO DE ACCIONES (THE “IPSA”) FOR THE THIRTY-DAY PERIOD ENDING ON THE DAY PRIOR TO THE ANNOUNCEMENT OF THE OFFER AND THE AVERAGE CLOSING PRICE OF THE IPSA FOR THE FIVE (5) CONSECUTIVE BUSINESS DAY PERIOD ENDING ON THE SECOND BUSINESS DAY PRIOR TO THE EXPIRATION OF THE OFFER.

(I) THE OCCURRENCE OF (I) ANY GENERAL SUSPENSION OF, OR LIMITATION ON PRICES FOR, TRADING IN SECURITIES ON ANY OF THE STOCK EXCHANGES IN CHILE OR THE NEW YORK STOCK EXCHANGE FOR A PERIOD OF MORE THAN TWENTY-FOUR (24) HOURS (WHICH SHALL BE INCAPABLE OF CURE); (II) THE DECLARATION OF A GENERAL BANKING MORATORIUM, OR ANY GENERAL SUSPENSION OF PAYMENTS, IN RESPECT OF BANKS IN CHILE

OR THE UNITED STATES OF AMERICA, FOR A PERIOD OF MORE THAN TWENTY-FOUR (24) HOURS (WHICH SHALL BE INCAPABLE OF CURE); OR (III) (X) A DEVALUATION OR APPRECIATION OF THE CHILEAN PESO AGAINST THE U.S. DOLLAR IN EXCESS OF TWENTY PERCENT (20%) AS CALCULATED AFTER COMPARING THE AVERAGE VALUE DURING THE THIRTY-DAY PERIOD PRIOR TO THE ANNOUNCEMENT OF THE OFFER WITH THE AVERAGE VALUE FOR THE FIVE (5) CONSECUTIVE BUSINESS DAY PERIOD ENDING ON THE SECOND BUSINESS DAY PRIOR TO THE EXPIRATION OF THE OFFER OR (Y) A GENERAL SUSPENSION OF, OR LIMITATION ON, THE MARKETS FOR THE CHILEAN PESO.

(J) THE CERTIFICATION SET FORTH AS ANNEX 8 TO THE PROSPECTUS TENDER SHALL NOT HAVE BEEN DELIVERED BY NOON OF THE LAST BUSINESS DAY PRIOR TO THE EXPIRATION DATE, OR SHALL NOT BE TRUE AND CORRECT AS OF SUCH DATE AND AS OF THE EXPIRATION DATE, OR ANY CERTIFICATION DELIVERED BY THE PRINCIPAL STOCKHOLDERS SHALL HAVE BEEN RESCINDED OR SUPERSEDED WITH ANY CERTIFICATION OR STATEMENT CONTRARY THERETO.

FOR THE PURPOSES OF THIS NUMERAL 8 THE FOLLOWING TERMS SHALL HAVE THE MEANING SET FORTH BELOW:

“PRINCIPAL STOCKHOLDERS” MEANS MR. NICOLÁS IBÁÑEZ SCOTT AND MR. FELIPE IBÁÑEZ SCOTT AND THEIR AFFILIATES WHICH ARE A PARTY OF THE AGREEMENT TO TENDER.

“SELLING STOCKHOLDERS” MEANS THE PRINCIPAL STOCKHOLDERS AND EACH PERSON CONSTITUTING A PART OF ANY STOCKHOLDER GROUP (AS DEFINED IN THE AGREEMENT TO TENDER) THAT WILL TENDER ANY SHARES OWNED DIRECTLY OR INDIRECTLY BY THE PRINCIPAL SHAREHOLDERS IN THE OFFER OR ANY TENDER OFFER FOR SHARES THAT IS REQUIRED TO BE MADE AFTER THE CONSUMMATION OF THE OFFER PURSUANT TO ARTICLE 69 TER OF THE LEY SOBRE SOCIEDADES ANÓNIMAS.

“AFFILIATE” OF A SPECIFIED PERSON MEANS A PERSON WHO (AT THE TIME WHEN THE DETERMINATION IS TO BE MADE) DIRECTLY OR INDIRECTLY THROUGH ONE OR MORE INTERMEDIARIES, CONTROLS, OR IS CONTROLLED BY, OR IS UNDER COMMON CONTROL WITH THE SPECIFIED PERSON.

“GOVERNMENTAL OR REGULATORY AUTHORITY” MEANS ANY: (A) NATION, PRINCIPALITY, STATE, COMMONWEALTH, PROVINCE, TERRITORY, COUNTY, MUNICIPALITY, DISTRICT OR OTHER JURISDICTION OF ANY NATURE; (B) FEDERAL, STATE, LOCAL, MUNICIPAL, FOREIGN OR OTHER GOVERNMENT; (C) GOVERNMENTAL OR QUASI GOVERNMENTAL AUTHORITY OF ANY NATURE (INCLUDING ANY GOVERNMENTAL DIVISION, SUBDIVISION, DEPARTMENT, AGENCY, BUREAU, BRANCH, OFFICE, COMMISSION, COUNCIL, BOARD, INSTRUMENTALITY, OFFICER, OFFICIAL, REPRESENTATIVE, ORGANIZATION, UNIT, BODY OR PERSON AND ANY COURT OR OTHER TRIBUNAL); (D) MULTI-NATIONAL ORGANIZATION OR BODY; (E) THE SANTIAGO STOCK EXCHANGE, THE NEW YORK STOCK EXCHANGE, LATIBEX OR ANY OTHER SECURITIES EXCHANGE; OR (F) ANY PERSON OR BODY EXERCISING, OR ENTITLED TO EXERCISE, ANY EXECUTIVE, LEGISLATIVE, JUDICIAL, ADMINISTRATIVE, REGULATORY, POLICE, MILITARY OR TAXING AUTHORITY OR POWER OF ANY NATURE.

“CONTROL” (INCLUDING, WITH CORRELATIVE MEANING, THE TERMS “CONTROLLING,” “CONTROLLED BY” AND “UNDER COMMON CONTROL WITH”) MEANS THE POSSESSION, DIRECTLY OR INDIRECTLY, OF THE POWER TO DIRECT OR CAUSE THE DIRECTION OF THE MANAGEMENT AND POLICIES OF SUCH PERSON, WHETHER THROUGH THE OWNERSHIP OF VOTING SECURITIES, BY CONTRACT OR OTHERWISE.

“ORDINARY COURSE OF BUSINESS”: AN ACTION TAKEN BY OR ON BEHALF OF D&S OR ANY OF ITS SUBSIDIARIES SHALL NOT BE DEEMED TO HAVE BEEN TAKEN IN THE “ORDINARY COURSE OF BUSINESS” UNLESS: (A) SUCH ACTION IS RECURRING IN NATURE, IS CONSISTENT WITH D&S AND ITS SUBSIDIARIES’ PAST PRACTICES AND IS TAKEN IN THE ORDINARY COURSE OF D&S AND ITS SUBSIDIARIES’ NORMAL DAY TO DAY OPERATIONS; (B) SUCH ACTION IS TAKEN IN ACCORDANCE WITH SOUND AND PRUDENT BUSINESS PRACTICES; AND (C) SUCH ACTION IS SIMILAR IN NATURE AND MAGNITUDE TO ACTIONS CUSTOMARILY TAKEN IN THE ORDINARY COURSE OF THE NORMAL DAY TO DAY OPERATIONS OF OTHER PERSONS THAT ARE ENGAGED IN BUSINESSES SIMILAR TO COMPANY’S AND ITS SUBSIDIARIES BUSINESS.

“BUSINESS DAY” MEANS ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKS LOCATED IN SANTIAGO, CHILE OR NEW YORK, NEW YORK, UNITED STATES OF AMERICA SHALL BE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

“TRANSACTION DOCUMENTS” SHALL MEAN, COLLECTIVELY, THE AGREEMENT TO TENDER AND THE STOCKHOLDERS’ AGREEMENT DATED AS OF DECEMBER 19, 2008 BY AND AMONG BIDDER AND THE PRINCIPAL STOCKHOLDERS.

“OFFER” CONCURRENT TENDER OFFERS IN CHILE AND THE UNITED STATES.

“PERSON” MEANS ANY INDIVIDUAL, CORPORATION (INCLUDING ANY NON-PROFIT CORPORATION), ASSOCIATION, GENERAL OR LIMITED PARTNERSHIP, ORGANIZATION, BUSINESS, LIMITED LIABILITY COMPANY, FIRM, GOVERNMENTAL PERSON, REGULATORY ENTITY, JOINT VENTURE, ESTATE, TRUST, UNINCORPORATED ORGANIZATION OR ANY OTHER PERSON, ASSOCIATION OR ORGANIZATION.

“PRINCIPAL OPERATING SUBSIDIARIES” MEANS (1) INVERSIONES D&S CHILE LIMITADA, (2) COMERCIAL D&S S.A., (3) INVERSIONES COMERCIALES D&S UNO LIMITADA, (4) INVERSIONES LOS CACTUS S.A., (5) INVERSIONES LAS VIOLETAS S.A., (6) SERVICIOS FINANCIEROS D&S S.A., (7) ADMINISTRADORA DE CRÉDITOS COMERCIALES PRESTO LIMITADA, (8) SERVICIOS Y ADMINISTRACIÓN DE CRÉDITOS COMERCIALES PRESTO S.A., (9) SOCIEDAD DE SERVICIOS DE COMERCIALIZACIÓN Y APOYO FINANCIERO Y DE GESTIÓN PRESTO LIMITADA, (10) SOCIEDAD DE SERVICIOS DE MARKETING MDC LIMITADA, (11) SERVICIOS DE RECAUDACIÓN PRESTO LIMITADA, (12) CORREDORES DE SEGUROS PRESTO LIMITADA, (13) SERVICIOS DE VIAJES Y TURISMO LIDER LIMITADA, (14) PRESTO TELECOMUNICACIONES S.A., (15) ABARROTES ECONÓMICOS S.A., (16) EKONO S.A., (17) ADMINISTRADORA DE CONCESIONES COMERCIALES DE HIPERMERCADOS S.A., (18) ADMINISTRADORA DE CONCESIONES COMERCIALES DE SUPERMERCADOS S.A., (19) MAQUINSA EQUIPAMIENTOS S.A., (20) DISTRIBUIDORA COMERCIAL EMPORIUM LIMITADA, (21) GRUPO DE RESTAURANTES CHILE S.A., (22) ESCUELA DE CAPACITACIÓN TÉCNICA ESCATEC LIMITADA, (23) LOGÍSITICA TRANSPORTE Y SERVICIO LTS LIMITADA, (24) O’CLOCK S.A., (25) DESARROLLOS DE LA PATAGONIA S.A., (26) RENTAS E INVERSIONES PUNTA ARENAS LIMITADA, (27) SOCIEDAD ANÓNIMA INMOBILIARIA TERRENOS Y ESTABLECIMIENTOS COMERCIALES, (28) SERMOB S.A., (29) RENTAS E INVERSIONES MAIPÚ S.A., (30) RENTAS E INVERSIONES LA DEHESA S.A., (31) RENTAS E INVERSIONES PUENTE ALTO LIMITADA, (32) RENTAS E INVERSIONES VIÑA DEL MAR LIMITADA, (33) RENTAS E INVERSIONES ANTOFAGASTA LIMITADA, (34) RENTAS E INVERSIONES GRAN AVENIDA LIMITADA, (35) RENTAS E INVERSIONES QUILLOTA LIMITADA, (36) RENTAS E INVERSIONES LINARES LIMITADA, (37) RENTAS E INVERSIONES LOS ANDES LIMITADA, AND (38) RENTAS E INVERSIONES LAS REJAS LIMITADA.

“SUBSIDIARY” MEANS ANY CORPORATION OR PERSON WITH RESPECT TO WHICH A SPECIFIED PERSON (OR A SUBSIDIARY THEREOF) OWNS A MAJORITY OF THE COMMON STOCK

(OR EQUITY SECURITIES) OR HAS THE POWER TO VOTE OR DIRECT THE VOTING OF SUFFICIENT SECURITIES TO ELECT A MAJORITY OF THE DIRECTORS (OR SIMILAR PERSONS) OR ANY OTHER CORPORATION OR PERSON WHICH CONSOLIDATES WITH SUCH PERSON.

“TRANSACTION” MEANS ANY OF (A) THE EXECUTION AND DELIVERY OF THE RESPECTIVE TRANSACTION DOCUMENTS, AND (B) ALL OF THE TRANSACTIONS CONTEMPLATED BY THE RESPECTIVE TRANSACTION DOCUMENTS, INCLUDING: (I) THE TENDER OF THE SHARES BY THE SELLING STOCKHOLDERS TO THE BIDDER IN ACCORDANCE WITH THE AGREEMENT; AND (II) THE PERFORMANCE BY D&S, THE SELLING STOCKHOLDERS AND THE BIDDER OF THEIR RESPECTIVE OBLIGATIONS UNDER THE TRANSACTION DOCUMENTS AND THE EXERCISE BY D&S, THE SELLING STOCKHOLDERS AND THE BIDDER OF THEIR RESPECTIVE RIGHTS UNDER THE TRANSACTION DOCUMENTS.

9. WITHDRAWAL RIGHT

Shareholders who have accepted the Tender Offer may totally or partially withdraw their acceptances by means of a written notice sent to the IM Trust directly (provided they have accepted the Tender Offer through him/it) or to the securities broker through whom they have accepted the Tender Offer, until 24:00 of the Expiration Date, provided that IM Trust receives such withdrawal on or before the date and time mentioned above.

Furthermore, should Bidder not publish the Notice of Outcome on the third day following the expiration of the effective term of the Tender Offer, the shareholders may withdraw their acceptances as from such third date until the publication date of such notice.

As soon as IM Trust receives from the respective shareholder, either directly from such shareholder (if it has accepted the Tender Offer through IM Trust) or through the broker through which such shareholder accepted the Tender Offer, a written notice of its intention to withdraw, IM Trust shall return the shares, transfers and other documents received.

10. FINANCING OF TENDER OFFER

Bidder shall finance the total amount of the Tender Offer with funds provided by Wal-Mart Stores, Inc., from working capital. The Tender Offer is not subject to obtaining any financing.

11. GUARANTEE

The Tender Offer does not contemplate the existence of any guarantee according to the provisions of Section 204 of the Securities Market Law.

12. LEAD MANAGER OF THE TENDER OFFER

Bidder shall act, to all the effects of the Tender Offer, through IM Trust S.A. Corredores de Bolsa, R.U.T. (Taxpayer’s Identification Number) No. 96,489,000-5, domiciled/with principal place of business at Avenida Apoquindo 3721, 9th floor, Las Condes, Santiago, to the attention of Mr. Vicente Bertrand Donoso.

To these effects, IM Trust is vested with the following powers: acting as agent for Bidder under the Tender Offer, receiving acceptances from the shareholders, answering all inquiries that may arise regarding the Tender Offer mechanisms and conditions, making transfers to the custody of D&S, rejecting acceptances that fail to comply with the requirements set forth in the Tender Offer and, in general, performing all those activities that are necessary to implement the transaction.

13. INDEPENDENT ADVISORS OF BIDDER

The following individuals have advised Bidder on the preparation of this tender Offer:

•

IM Trust S.A. Corredores de Bolsa, R.U.T. (Taxpayer’s Identification Number) No. 96,489,000-5, domiciled/with principal place of business at Avenida Apoquindo 3721, 9th floor, Las Condes, Santiago, to the attention of Mr. Vicente Bertrand Donoso, telephone numbers 600-450-1600 and (56 2) 450-1600.

•

Claro y Cía., R.U.T. (Taxpayer’s Identification Number) No. 79,753,810-8, a law-firm, with principal place of business at Avenida Apoquindo 3721, 13th. Floor, Las Condes, Santiago, to the attention of Mr. José María Eyzaguirre Baeza, telephone number (56 2) 367-3000.

14. RISK FACTORS

Pursuant to Bidder’s opinion, and based on the fact that the Price shall be paid in cash, there are no risks related to the Tender Offer.

15. IMPACT OF THE TENDER OFFER ON THE SHARES

Should the Tender Offer be consummated, and depending on the fact that the shareholders accept it, the number of shares freely traded on the stock exchange may be significantly reduced, which could affect their price and liquidity.

16. MARKET PRICE AND DIVIDENDS

16.1 Price and Stock Market Volumes

The price and stock market volumes transacted of the shares in D&S in the last two years in the Bolsa de Comercio de Santiago – Bolsa de Valores, counted from December, 2006 to November, 2008 are the following:

Month	Transacted units	Total Transacted $	Closing Price $
Dic-06	446,597,039	81,611,672,993	182.5
Ene-07	297,500,945	54,495,474,281	191.3
Feb-07	274,121,300	52,929,901,123	170.0
Mar-07	366,032,584	65,429,538,925	186.6
Abr-07	328,960,352	65,638,702,895	208.0
May-07	904,343,371	224,710,797,616	269.9
Jun-07	336,854,048	94,199,726,529	282.7
Jul-07	314,481,586	88,797,749,996	276.9
Ago-07	306,558,876	78,732,120,158	258.0
Sep-07	119,539,729	29,607,902,861	258.7
Oct-07	265,632,217	75,510,610,522	300.3
Nov-07	414,036,715	117,171,566,585	281.0
Dic-07	212,783,305	56,255,325,284	260.0
Ene-08	428,504,158	104,348,700,443	223.9
Feb-08	456,374,922	92,923,099,953	203.3
Mar-08	184,631,088	34,829,659,512	181.0
Abr-08	199,149,951	36,778,443,505	190.0
May-08	218,709,106	39,738,490,105	179.1
Jun-08	387,672,728	76,035,538,117	184.2
Jul-08	256,685,850	48,906,220,716	189.0
Ago-08	232,247,401	46,393,150,142	195.5
Sep-08	185,331,925	36,722,359,732	200.3
Oct-08	240,054,496	45,046,085,432	189.8
Nov-08	101,391,812	19,733,761,666	186.0

16.2 Dividends

Dividends distributed by D&S over the last two years, counted from December, 2006 to November, 2008, are the following:

Dividend	Amount	Payment Date
Provisory Dividend	$2 per share	from September 3, 2008
Provisory Dividend	$1 per share	from May 20, 2008
Definitive Dividend	$1 per share	from May 20, 2008
Provisory Dividend	$2 per share	from February 14, 2008
Provisory Dividend	$2 per share	from November 26, 2007
Definitive Dividend	$2 per share	from May 17, 2007
Provisory Dividend	$2 per share	from December 20, 2006

The information contained in the two sections above was taken from public records and documents and not verified by the Bidder nor independently audited, thus the Bidder assumes no responsibility for the veracity of such information, nor for any omission by D&S or by the stock exchanges in disclosing facts or backgrounds which may affect its interpretation.

17. INFORMATION PLACES

A copy of the Prospectus is available to the interested parties at the following places:

(i) at Inversiones Australes Tres Limitada, Avenida Apoquindo 3721, office 124, Las Condes, Santiago, from Monday to Friday between 09:00 and 17:30.

(ii) at IM Trust S.A. Corredores de Bolsa, Avenida Apoquindo 3721, 9th floor, Las Condes, Santiago, from Monday to Friday between 09:00 and 17:30; and in the websites www.imtrust.cl or www.opadys.cl.

(iii) at the Superintendencia de Valores y Seguros, Avenida Libertador Bernardo O’Higgins 1449, Santiago, from Monday to Friday between 09:00 and 13:30; and in its website www.svs.cl.

(iv) at the Santiago Stock Exchange, la Bolsa 64, Santiago, from Monday to Friday between 09:00 and 17:30.

(v) at Distribución y Servicio D&S S.A., Avenida Presidente Eduardo Frei Montalva 8301, Quilicura, Santiago, from Monday to Friday between 09:00 and 17:00.

Alternatively, those persons who may need further information may visit the offices of IM Trust S.A. Corredores de Bolsa, located at Avenida Apoquindo 3721, 9th floor, Las Condes Santiago, or call to the telephone numbers 600-450-1600 and (56 2) 450-1600, from Monday to Friday between 09:00 and 17:30, or write to opadys@imtrust.cl.

Information concerning D&S has been taken from public documents and reports, which have not been independently verified. Bidder assumes no responsibility whatsoever for the truthfulness of such information or D&S’s omission to disclose facts that may adversely affect the significance or truthfulness thereof.

Every publication related to the Tender Offer shall be done in the newspapers El Mercurio and La Tercera.

Annex 8

Form of Officer Certification

The undersigned duly authorized officer of Distribución y Servicio D&S S.A. (the “Company”) hereby attests to and affirms that each of the facts described below and the statements made below is accurate and will be accurate at the time of the closing of the tender offer described in the Agreement to Tender dated as of December 19, 2008 among Inversiones Australes Tres Limitada and the other parties thereto (the “Agreement”).

The undersigned understands that Bidder is relying upon the facts described in this Certification to determine, among other matters, whether it has a filing obligation under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the transaction described in the Agreement.

Section A. Hart-Scott Rodino Exemption.

1. The Company and: (i) all corporations in which it directly or indirectly holds at least fifty percent (50%) of the outstanding voting securities or has the contractual right to appoint at least fifty percent (50%) of the directors; and (ii) all unincorporated Persons in which the Company is directly or indirectly entitled to at least fifty percent (50%) of the profits or assets upon dissolution (taking preferential distributions if any into account) do not collectively hold assets located in the United States having an aggregate total fair market value in excess of US$63.1 million.

2. The Company and: (i) all corporations in which it directly or indirectly holds at least fifty percent (50%) of the outstanding voting securities or has the contractual right to appoint at least fifty percent (50%) of the directors; and (ii) all unincorporated Persons in which the Company is directly or indirectly entitled to at least fifty percent (50%) of the profits or assets upon dissolution (taking preferential distributions if any into account) did not collectively make aggregate sales in or into the United States of over US$63.1 million in their most recent fiscal year.

3. The Company does not directly or indirectly have the right to change at least 50% of the trustees of any trusts, has not directly or indirectly created any common trust fund or collective investment fund within the meaning of 12 CFR 9.18a or any revocable trusts, and does not directly or indirectly hold a reversionary interest in the corpus of any irrevocable trusts.

Section B. Export Control and FCPA.

1. To the best of my knowledge and belief, no owner, beneficial owner, or shareholder of the Company or any Subsidiary of the Company is a Government Official or is owned, in whole or in party, by a Government Official. No officer, director, or store manager of the Company or any Subsidiary is a Government Official.

2. To the best of my knowledge and belief, no officer, director, employee or agent of the Company, nor any shareholder or other Person acting on the Company’s behalf, has:

(a) paid, promised to pay, or authorized the payment, or transfer of anything of value, to any Government Official for the purpose of influencing any act or decision of the recipient in his or her official capacity, inducing the recipient to do or omit to do any act in violation of his or her official duty, securing any improper advantage, inducing the recipient to use his or her influence with any government or instrumentality thereof, or any other purpose that would be unlawful under any Laws; or

(b) paid, promised to pay, or authorized the payment, or transfer of anything of value, to any Person while knowing or believing that such Person may transfer all or part of such payment or thing of value to any Government Official for the purpose of influencing any act or decision of the Government Official in his or her official capacity, inducing the Government Official to do or omit to do any act in violation of his or her official duty, securing any improper advantage, inducing the Government Official to use his or her influence with any government or instrumentality thereof, or for any other purpose that would be unlawful under any Laws.

3. I am aware of certain anticorruption and accounting laws applicable to the Company, including the U.S. Foreign Corrupt Practices Act (“FCPA”), and am not aware of any circumstances that would indicate the Company or any Subsidiary has engaged in any activity that would violate the FCPA.

4. To the best of my knowledge and belief, the books, records, and accounts of the Company and its Subsidiaries are complete and accurate and fairly reflect the disposition of the Company’s, and/or Subsidiary’s, assets. Moreover, unless otherwise disclosed in writing to the Bidder:

(a) I am not aware of any false or fictitious entry, or failure to make an entry that should have been made, in any of the books of account or other records of the Company or any of its Subsidiaries; and

(b) I am not aware of any unrecorded or off-the-books account of any nature.

5. The Company has devised and maintained a system of internal controls sufficient to provide reasonable assurances that: transactions are executed in accordance with management’s authorization; transactions are recorded as necessary to permit the preparation of financial statements and maintain accountability for assets; access to assets is permitted only as authorized by management; and recorded accountability for assets is compared with existing assets at regular intervals and appropriate action is taken with respect to any differences.

6. I am not aware of any instance in which any officer, director, employee, or agent of the Company has circumvented or knowingly failed to implement these internal controls.

7. To the best of my knowledge and except as set forth on Section 4.22(c) of the Disclosure Schedule, the Company and the Subsidiaries have complied, and are in compliance, with all applicable International Trade Laws in the countries and jurisdictions in which each such company seeks, directly or through other parties, to market, sell and distribute its products and services.

8. To the best of my knowledge and except as set forth on Section 4.22(d) of the Disclosure Schedule, the Company and the Subsidiaries have not directly sourced, and are not currently directly sourcing, Inventory in a manner that would violate U.S. economic sanctions laws restricting transactions and activities with, in, or involving countries subject to the sanctions programs administered by the U.S. Treasury Department’s Office of Foreign Assets Controls (such as, by way of example, U.S. economic sanctions against Cuba).

“Government Official” means any officer or employee of any government department, agency, or instrumentality, including any state-owned or state-controlled enterprise, and any candidate for political office or any officer or employee of a political party or public international organization such as the United Nations or World Bank.

“Law” means any constitution, treaty, convention, code, statute, judicial or arbitral decision or judgment, law, rule, regulation, decree, guideline, interpretations ordinance or order of, or enacted, adopted, issued or promulgated by any competent Governmental or Regulatory Authority (including, but not limited to, those pertaining to anti-corruption; anti-boycott; financial and/or audit controls; anti-money laundering; anti-terrorism; the regulation of exports, re-exports, transfers, releases, shipments, transmissions or any other provision of goods, technology, software and/or services; Securities Laws; financial reporting requirements; and electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

“International Trade Laws” means any Laws governing the following types of international business transactions or activities: (1) trans-border shipment or transfer of goods, software, technology or services (as regulated by applicable export and import/customs Laws); (2) transactions or activities with, in or involving countries, Persons or individuals subject to multilateral or unilateral economic sanctions programs (such as the U.N. sanctions against Iran and the U.S. economic sanctions programs administered by the Treasury Department’s Office of Foreign Assets Control); (3) transactions or activities implicating applicable anti-corruption or anti-bribery Laws (such as the U.S. Foreign Corrupt Practices Act); (4) transactions or activities implicating applicable anti-boycott Laws (such as the U.S. Restrictive Trade Practices or Boycotts regulations); and (5) transactions or activities implicating applicable anti-money laundering Laws (such as the anti-money laundering provisions of the USA PATRIOT Act).

“Person” means any individual, corporation (including any non-profit corporation), association, general or limited partnership, organization, business, limited liability company, firm, governmental Person, regulatory entity, joint venture, estate, trust, unincorporated organization or any other Person, association or organization.

“Subsidiary” means any corporation or Person with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock (or equity securities) or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (or similar Persons) or any other corporation or Person which consolidates with such Person.

Dated:

Distribución y Servicio D&S S.A.

By:
Name:	Enrique Ostalé
Title:	Gerente General/General Manager